      [NUVEEN INVESTMENTS LOGO]



     FOR IMMEDIATE RELEASE                           CONTACT: LAUREL O'BRIEN
     ATTN:  BUSINESS/FINANCIAL EDITORS                        MEDIA RELATIONS
                                                              (312) 917-8254



            NUVEEN INVESTMENTS REPORTS RECORD SECOND QUARTER EARNINGS DRIVEN BY INCREASINGLY DIVERSIFIED ASSETS UNDER MANAGEMENT

          STARTS EXPENSING STOCK OPTIONS, RESTATING HISTORICAL RESULTS


     CHICAGO, IL, JULY 20, 2004 -- Nuveen Investments, Inc., a leading provider of diversified investment services, (NYSE: JNC) today reported record second quarter net income of $36.0 million, a 14% increase over the second quarter of 2003 on a restated basis. Earnings per share (diluted) were $0.38 for the quarter, which included a new $0.03 expense associated with stock options. The second quarter's earnings per share represent a 15% increase from the same period last year on a restated basis. Operating revenues for the quarter were $120.4 million, up 13% from 2003.

     Gross sales of investment products in the second quarter were a record $6.0 billion, with positive net flows of $3.1 billion. Gross sales of institutional and retail managed accounts totaled $5.2 billion. Sales of closed-end exchange-traded funds were $0.5 billion and sales of mutual funds were $0.3 billion.

     For the first six months of 2004, the Company reported net income of $73.9 million, an increase of 19% versus the same period of 2003. Earnings per share (diluted) were $0.77 compared to $0.65 for the first six months of 2003. Sales for the first six months were $12.1 billion and net flows were $6.9 billion.

     Total assets under management were $102 billion at June 30, 2004, as compared to $88 billion a year ago and $95 billion at December 31, 2003. The 15% increase in assets under management from a year ago was driven by $11.2 billion in positive net flows and $2.4 billion of market appreciation.

     Commenting on the Company's results, Nuveen Investments' Chairman & CEO Tim Schwertfeger said, "We are very pleased to be reporting another quarter of high-quality, consistent earnings growth. Our strong sales and flows during a period of rising interest rates reflect the successful transformation and expansion of our business during the last several years beyond our municipal roots. In the first six months of this year, 85% of our net flows have come from asset classes other than municipals -- with non-municipal assets now representing nearly half of our assets under management. Our results reflect the increased balance we've added to our assets under management and to our potential to succeed in a range of market environments.

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     NUVEEN INVESTMENTS REPORTS RECORD SECOND QUARTER EARNINGS -- PAGE 2



     "Double-digit revenue, earnings and asset growth this quarter were driven by our continuing growth in both institutional separate accounts and retail managed accounts," said Schwertfeger. "Institutional sales of $1.7 billion were more than three times higher than prior year sales. Retail managed account sales totaled $3.5 billion, double year ago sales. Managed account inflows were $2.8 billion versus $200 million in the same quarter last year. NWQ value equity portfolios and Nuveen municipal accounts are driving our managed account momentum while Rittenhouse blue-chip growth equity portfolios -- consistent with many of its growth peers -- continue to experience net outflows.

     "Going forward," Schwertfeger concluded, "we believe our ability to provide the core equity and fixed-income components of a well-balanced portfolio will serve us well -- allowing us to offer quality, risk-managed investment solutions to financial advisors and affluent and high-net-worth investors as well as our institutional clients."

     As previously announced, the company began expensing the cost of stock options on April 1, 2004. In order to present information comparably, Nuveen chose the retroactive restatement method. All historical Company financial information has been restated to reflect this change. Below is a summary of 2003 and first quarter 2004 results as originally reported and as restated.

     $ In millions except share data                                        2003                                   2004
                                            --------------------------------------------------------------         ----

                                                  Q1           Q2            Q3           Q4         Total           Q1
                                                  --           --            --           --         -----           --
     OPERATING EXPENSES
     As reported                               $47.2        $49.6         $58.0        $56.8        $211.6        $54.5
     Restated                                   50.4         53.4          61.7         60.2         225.7         58.0

     PRE-TAX INCOME
     As reported                               $53.3        $55.6         $61.1        $65.3        $235.3        $65.4
     Restated                                   50.1         51.8          57.3         61.9         221.1         61.9

     NET INCOME
     As reported                               $32.6        $34.0         $37.4        $40.0        $144.0        $40.0
     Restated                                   30.6         31.5          35.0         37.8         135.0         37.9

     DILUTED EARNINGS PER SHARE
     As reported                               $0.34        $0.36         $0.39        $0.42         $1.50        $0.42
     Restated                                   0.32         0.33          0.36         0.39          1.41         0.39

     Nuveen Investments, Inc. will host a conference call to discuss its second quarter results today, July 20, at 10:00 am central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company's website at www.nuveen.com.



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     NUVEEN INVESTMENTS REPORTS RECORD SECOND QUARTER EARNINGS -- PAGE 3




     Nuveen Investments provides high-quality investment services that contribute to the building of well-diversified investment portfolios. The Company serves institutional clients, financial advisors and high-net-worth investors. The firm's asset management capabilities are marketed through four distinct brands, each with an independent investment team and area of expertise: Nuveen, focused on fixed-income investments; NWQ, specializing in value-style equities; Rittenhouse, dedicated to conservative growth-style equities; and Symphony, with expertise in alternative investment portfolios. In total, the Company manages approximately $102 billion in assets. Nuveen Investments, Inc. (NYSE: JNC) is an affiliate of The St. Paul Travelers Companies, Inc. (NYSE: STA).

     Certain statements made by the Company in this release are forward-looking statements. The Company's actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms' retail distribution systems, the Company's reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company's filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.


                                       ###

                             Financial Table Follows


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
NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME (1)
For the Year Ended December 31, 2003 and the Quarter Ended June 30, 2004 In thousands, except share data


                                                             2003                                           2004
                                        ---------------------------------------------  --------------------------------------------
                                          1ST QTR  2ND QTR  3RD QTR  4TH QTR   TOTAL    1ST QTR    2ND QTR 3RD QTR  4TH QTR  TOTAL
REVENUES:
    Investment advisory fees from
      assets under management (2)       $  95,244   99,047  103,479  107,077  404,847  $ 112,355   115,345     -       -    227,700
    Product distribution                    1,584    3,278    2,169    2,175    9,206      2,427     1,833     -       -      4,260
    Performance fees/other revenue          4,719    3,772   15,179   14,306   37,976      4,912     3,235     -       -      8,147
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       Total operating revenues           101,547  106,097  120,827  123,557  452,028    119,694   120,413     -       -    240,107
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
EXPENSES:
    Compensation and benefits              32,063   32,860   40,440   38,827  144,189     36,651    39,233     -       -     75,884
    Advertising and promotional costs       2,555    3,096    2,834    3,143   11,627      3,019     3,121     -       -      6,141
    Occupancy and equipment costs           4,902    4,922    4,732    4,765   19,321      4,813     4,776     -       -      9,589
    Amortization of intangible assets       1,302    1,302    1,302    1,302    5,208      1,299     1,273     -       -      2,572
    Travel & entertainment                  1,781    1,956    1,955    2,035    7,726      1,863     2,089     -       -      3,951
    Outside and professional services       4,545    4,994    5,170    5,623   20,331      5,446     5,800     -       -     11,245
    Other operating expenses                3,278    4,278    5,248    4,495   17,299      4,874     5,418     -       -     10,292
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       Total operating expenses            50,425   53,407   61,681   60,189  225,702     57,965    61,709     -       -    119,674
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
OPERATING INCOME                           51,122   52,690   59,146   63,368  226,326     61,729    58,704     -       -    120,433
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
INTEREST EXPENSE AND OTHER                   (981)    (916)  (1,816)  (1,458)  (5,171)       199        42     -       -        241
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
INCOME BEFORE TAXES                        50,141   51,774   57,330   61,910  221,155     61,928    58,746     -       -    120,674
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
INCOME TAXES:
    Federal                                16,598   16,851   18,683   20,317   72,449     20,183    19,197     -       -     39,380
    State                                   2,908    3,379    3,658    3,755   13,701      3,868     3,571     -       -      7,439
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       Total income taxes                  19,506   20,231   22,341   24,072   86,150     24,051    22,767     -       -     46,819
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
NET INCOME                              $  30,635   31,544   34,989   37,837  135,005  $  37,877    35,979     -       -     73,856
                                        =========  =======  =======  =======  =======  =========   =======    ==      ==    =======

AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
    Basic                                  92,566   92,473   92,773   92,632   92,612     92,867    92,609     -       -     92,738
    Diluted                                95,687   95,787   96,296   96,005   95,944     96,305    95,494     -       -     95,900
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
EARNINGS PER SHARE:
    Basic                               $    0.33     0.34     0.38     0.41     1.46  $    0.41      0.39     -       -       0.80
    Diluted                             $    0.32     0.33     0.36     0.39     1.41  $    0.39      0.38     -       -       0.77
                                        =========  =======  =======  =======  =======  =========   =======    ==      ==    =======

GROSS SALES (in millions):
    Mutual funds                        $     385      446      348      357    1,536  $     391       282     -       -        673
    Managed accounts-retail                 1,546    1,703    2,205    2,490    7,943      3,716     3,466     -       -      7,182
    Managed accounts-institutional            538      477      552      769    2,336        963     1,728     -       -      2,691
    Exchange-traded funds-common            1,306    2,104      353      341    4,105        871        77     -       -        948
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       Total funds and accounts
         excluding Muni/Fund
         Preferred(TM)                      3,774    4,730    3,458    3,956   15,920      5,941     5,553     -       -     11,493
    Exchange-traded funds-Muni/Fund
    Preferred(TM)                             422      694      946      117    2,179        152       435     -       -        587
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       Total funds and accounts             4,196    5,424    4,404    4,074   18,098  $   6,092     5,988     -       -     12,080
                                        =========  =======  =======  =======  =======  =========   =======    ==      ==    =======


MANAGED FUNDS AND ACCOUNTS
  (in millions):
    ASSETS UNDER MANAGEMENT:
       Beginning of period              $  79,719   81,360   88,258   90,059   79,719  $  95,356   100,923     -       -     95,356
         Sales - funds and accounts         4,196    5,424    4,404    4,074   18,098      6,092     5,988     -       -     12,080
         Dividend and defined portfolio
           reinvestments                       74       96      102      141      413         72        82     -       -        154
         Redemptions and withdrawals       (2,165)  (2,432)  (2,421)  (2,054)  (9,073)    (2,367)   (2,962)    -       -     (5,329)
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
           Total net flows into funds
             and accounts                   2,105    3,088    2,085    2,161    9,438      3,797     3,108     -       -      6,905
         Appreciation / (depreciation)
           of managed assets                 (463)   3,810     (284)   3,136    6,199      1,771    (2,175)    -       -       (404)
                                        ---------  -------  -------  -------  -------  ---------   -------    --      --    -------
       End of period                    $  81,360   88,258   90,059   95,356   95,356  $ 100,923   101,857     -       -    101,857
                                        =========  =======  =======  =======  =======  =========   =======    ==      ==    =======

    RECAP BY PRODUCT TYPE:
       Mutual funds                     $  11,889   12,228   12,043   12,285           $  12,438    11,873     -       -
       Exchange-traded funds               41,565   45,315   46,131   47,094              48,620    47,262     -       -
       Managed accounts-retail             19,321   21,692   22,985   25,676              28,587    30,302     -       -
       Managed accounts-institutional       8,585    9,023    8,900   10,300              11,278    12,419     -       -
                                        ---------  -------  -------  -------           ---------   -------    --      --
         Total assets under management  $  81,360   88,258   90,059   95,356           $ 100,923   101,857     -       -
                                        =========  =======  =======  =======           =========   =======    ==      ==


(1) The Company began expensing the cost of stock options on April 1, 2004. All historical financial information has been restated.

(2) Advisory fee revenue will fluctuate based on the number of days in the quarter - In 2004, Q1 has 91 days, Q2 has 91 days, Q3 and Q4 have 92 days.